WYNSTONE FUND, L.L.C.
                     One World Financial Center, 31st Floor
                               200 Liberty Street
                            New York, New York 10281

                   OFFER TO PURCHASE $5,000,000 OF OUTSTANDING
             LIMITED LIABILITY COMPANY INTERESTS AT NET ASSET VALUE
                             DATED DECEMBER 1, 1999

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                         12:00 MIDNIGHT, NEW YORK TIME,
           ON FRIDAY, DECEMBER 31, 1999, UNLESS THE OFFER IS EXTENDED


To the Members of
Wynstone Fund, L.L.C.

     Wynstone Fund, L.L.C., a closed-end, non-diversified, management investment company organized as a Delaware limited liability company (the "Fund"), is offering to purchase for cash on the terms and conditions set forth in this offer to purchase ("Offer to Purchase") and the related letter of transmittal ("Letter of Transmittal," which together with the Offer to Purchase constitutes the "Offer") up to $5,000,000 of interests in the Fund or portions thereof pursuant to tenders by members at a price equal to their net asset value as of December 31, 1999, if the Offer expires on December 31, 1999, and otherwise, their net asset value on such later date as corresponds to any extension of the Offer. (As used in this Offer, the term "Interest" or "Interests," as the context requires, shall refer to the interests in the Fund and portions thereof representing beneficial interests in the Fund.) This Offer is being made to all members of the Fund and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described below. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund's Limited Liability Company Agreement dated as of July 1, 1999 (the "LLC Agreement").

     If you desire to tender all or any portion of your Interest in the Fund in accordance with the terms of the Offer, you should complete and sign the attached Letter of Transmittal and send or deliver it to the Fund in the manner set forth below.

                                    IMPORTANT

     NONE OF THE FUND, ITS INVESTMENT ADVISER OR ITS BOARD OF MANAGERS MAKES ANY RECOMMENDATION TO ANY MEMBER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. MEMBERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER MEMBERS

SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Questions and requests for assistance and requests for additional copies of the Offer may be directed to the Fund's service agent:

                       PFPC Inc.
                       P.O. Box 249
                       Claymont, Delaware  19703
                       Phone:  (888) 520-3280
                                 (888) 697-9661
                       Fax:  (302) 791-2387
                              (302) 791-3225

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Background and Purpose of the Offer.......................................4
2.   Offer to Purchase and Price...............................................4
3.   Amount of Tender..........................................................5
4.   Procedure for Tenders.....................................................6
5.   Withdrawal Rights.........................................................7
6.   Purchases and Payment.....................................................7
7.   Certain Conditions of the Offer...........................................8
8.   Certain Information About the Fund........................................9
9.   Certain Federal Income Tax Consequences..................................10
10.   Miscellaneous...........................................................10


Annex A  Financial Statements

     1. BACKGROUND AND PURPOSE OF THE OFFER. The purpose of the Offer is to provide liquidity to members for Interests, as contemplated by and in accordance with the procedures set forth in the Fund's Confidential Memorandum dated September, 1998, as supplemented quarterly (the "Confidential Memorandum"), and the LLC Agreement. The Confidential Memorandum and the LLC Agreement, which were provided to each member in advance of subscribing for Interests, provide that the Board of Managers of the Fund has the discretion to determine whether the Fund will purchase Interests from time to time from members pursuant to written tenders. The Confidential Memorandum also states that CIBC Oppenheimer Advisers, L.L.C., the investment adviser of the Fund (the "Adviser"), expects that it will recommend to the Board of Managers that the Fund purchase Interests from members at the end of 1999, and twice in each year thereafter. This is the first tender offer made by the Fund. In light of the fact that there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the Fund, the Board of Managers has determined, after consideration of various matters, including but not limited to those set forth in the Confidential Memorandum, that the Offer is in the best interests of members of the Fund in order to provide liquidity for Interests as contemplated in the Confidential Memorandum and the LLC Agreement. The Board of Managers intends to consider the continued desirability of the Fund making an offer to purchase Interests at the end of each year, but the Fund is not required to make any such offer.

     The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of members who do not tender Interests. Members who retain their Interests may be subject to increased risks that may possibly result from the reduction in the Fund's aggregate assets resulting from payment for the Interests tendered. These risks include the potential for greater volatility due to decreased diversification. However, the Fund believes that this result is unlikely given the nature of the Fund's investment program. A reduction in the aggregate assets of the Fund may result in members who do not tender interests bearing higher costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing members on January 1, 2000.

     Interests that are tendered to the Fund in connection with this Offer will be retired, although the Fund may issue new Interests from time to time in transactions not involving any public offering conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. The Fund currently expects that it will accept subscriptions for Interests as of January 1, 2000 and on the first day of each calendar quarter thereafter, but is under no obligation to do so.

     2. OFFER TO PURCHASE AND PRICE. The Fund will, upon the terms and subject to the conditions of the Offer, purchase up to $5,000,000 of those outstanding Interests that are properly tendered by and not withdrawn (in accordance with Section 5 below) prior to 12:00 Midnight, New York time, on Friday, December 31, 1999 (such time and date being hereinafter called the "Initial Expiration Date"), or such later date as corresponds to any extension of the Offer. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The Fund reserves the right to extend, amend or cancel the Offer as described in Sections 3 and 7 below. The purchase price of an Interest tendered will be its net asset value as of the close of business on the Expiration Date, payable as set forth in Section 6. As of the close of business on October 31, 1999, the estimated unaudited net asset value of an Interest corresponding to an initial capital contribution of $150,000 on the following closing dates of the Fund was:


                                                   Unaudited Net Asset Value
          Closing Date                                as of October 31, 1999
          ------------                             -------------------------

          November 1, 1998                                      $151,440.75

          December 1, 1998                                      $154,933.32

          January 1, 1999                                       $153,167.80

          February 1, 1999                                      $156,186.66

          March 1, 1999                                         $156,562.23

          May 1, 1999                                           $147,094.78

          July 1, 1999                                          $144,970.82


     As of the close of business on October 31, 1999, there was approximately $14,876,034 outstanding in capital of the Fund held in Interests (based on the unaudited net asset value of such Interests). Members may obtain weekly current net asset value information until the expiration of the Offer, and daily net asset value information during the last five business days of the Offer, by contacting PFPC Inc. ("PFPC"), at the telephone numbers or address set forth on page 2, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time).

     3. AMOUNT OF TENDER. Subject to the limitations set forth below, members may tender their entire Interest or a portion of their Interest. However, a member who tenders for repurchase only a portion of such member's Interest shall be required to maintain a capital account balance equal to the greater of: (i) $150,000, net of the amount of the incentive allocation, if any, that is to be debited from the capital account of the member and credited to the Special Advisory Member Account of the Adviser on the Expiration Date (the "Incentive Allocation") or would be so debited if the Expiration Date were a day on which an incentive allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a member tenders an amount that would cause the member's capital account balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from such member so that the required minimum balance is maintained. The Offer is being made to all members of the Fund and is not conditioned on any minimum amount of Interests being tendered.

     If the amount of the Interests that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 5 below is less than or equal to $5,000,000 (or such greater amount as the Fund may elect to purchase pursuant to the Offer), the Fund will, on the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 7 below. If more than $5,000,000 of Interests are duly tendered to the Fund prior to the expiration of the Offer and not withdrawn pursuant to Section 5 below, the Fund will in its sole discretion either (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e-4(f)(1) under the Securities Exchange Act of 1934, as amended; (b) extend the Offer, if necessary, and increase the amount of Interests that the Fund is offering to purchase to an amount it believes sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer; or (c) accept Interests tendered prior to or on the Expiration Date for payment on a pro rata basis based on the net asset value of tendered Interests. The Offer may be extended, amended or canceled in various other circumstances described in Section 7 below.

     The Fund has been informed by the Adviser that the Adviser and its affiliate, Canadian Imperial Holdings, Inc., intend to tender the portion of the Interest each holds as a member that represents the gain on its investment.

     4. PROCEDURE FOR TENDERS. Members wishing to tender Interests pursuant to the Offer should send or deliver a completed and executed Letter of Transmittal to PFPC, to the attention of Karl Garrett, at the address set forth on page 2, or fax a completed and executed Letter of Transmittal to PFPC, also to the attention of Karl Garrett, at the fax numbers set forth on page 2. The completed and executed Letter of Transmittal must be received by PFPC no later than the Expiration Date.

     The Fund recommends that all documents be submitted to PFPC via certified mail, return receipt requested, or by facsimile transmission. A member choosing to fax a Letter of Transmittal to PFPC should also send or deliver the original completed and executed Letter of Transmittal to PFPC. Members wishing to confirm receipt of a Letter of Transmittal may contact PFPC at the address and phone numbers set forth on page 2. The method of delivery of any documents is at the election and complete risk of the member tendering an Interest including, but not limited to, the failure of PFPC to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular member, and the Fund's interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None of the Fund, the Adviser or any member of the Board of Managers of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

     5. WITHDRAWAL RIGHTS. Any member tendering an Interest pursuant to this Offer may withdraw such tender at any time prior to or on the Expiration Date and, if Interests are not accepted by the Fund at the close of the Expiration Date, at any time after 40 business days after the commencement of the Offer. To be effective, any notice of withdrawal must be timely received by PFPC at the address or fax numbers set forth on page 2. A form to give notice of withdrawal is available by calling PFPC at the phone numbers indicated on page 2. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be tendered prior to the Expiration Date by following the procedures described in Section 4.

     6. PURCHASES AND PAYMENT. For purposes of the Offer, the Fund will be deemed to have accepted (and thereby purchased) Interests that are tendered as, if and when it gives oral or written notice to the tendering member of its election to purchase such Interest. As stated in Section 2 above, the purchase price of an Interest tendered by any member will be the net asset value thereof as of the close of business on December 31, 1999, if the Offer expires on the Initial Expiration Date, and otherwise the net asset value thereof as of the close of business on such later date as corresponds to any extension of the Offer. The net asset value will be determined after all allocations to capital accounts of the member required to be made by the LLC Agreement have been made.

     For members who tender their entire Interest, payment of the purchase price will consist of: (1) cash and/or marketable securities (valued in accordance with the LLC Agreement) in an aggregate amount equal to 95% of the estimated unaudited net asset value of Interests tendered and accepted by the Fund, determined as of the Expiration Date, which is expected to be 12:00 Midnight, New York time, on Friday, December 31, 1999, payable within ten days after the Expiration Date (the "95% Cash Payment") in the manner set forth below; and (2) a promissory note (the "Note") entitling the holder thereof to a contingent payment equal to the excess, if any, of (a) the net asset value of the Interests tendered and accepted by the Fund as of the Expiration Date, determined based on the audited financial statements of the Fund for 1999, over (b) the 95% Cash Payment. The Note will be delivered to the tendering member in the manner set forth below within ten days after the Expiration Date and will not be transferable. The Note will be payable in cash (in the manner set forth below) within ten days after completion of the audit of the financial statements of the Fund for 1999. It is anticipated that the audit of the Fund's 1999 financial statements will be completed no later than 60 days after the end of the year. Any amounts payable under the Note will include interest, if any, earned by the Fund on an amount, deposited by the Fund in a segregated custodial account, equal to 5 percent of the estimated unaudited net asset value of Interests tendered and accepted by the Fund. Although the Fund has retained the option to pay all or a portion of the purchase price by distributing marketable securities, the purchase price will be paid entirely in cash except in the unlikely event that the Board of Managers determines that the distribution of securities is necessary to avoid or mitigate any adverse effect of the Offer on the remaining members of the Fund.

     Members who tender a portion of their Interest (subject to maintenance of the minimum capital account balance described in Item 3, above) will receive a cash payment of 100% of the tendered Interest (the "100% Cash Payment") within ten days after the Expiration Date.

     Both the 95% Cash Payment and the 100% Cash Payment (together, the "Cash Payment") will be made by wire transfer directly to the tendering member's brokerage account with CIBC World Markets Corp. ("CIBC WM"). Cash Payments wired directly to brokerage accounts will be subject upon withdrawal from such accounts to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such brokerage account.

     The Note will be deposited directly to the tendering member's brokerage account with CIBC WM. Any contingent payment due pursuant to the Note will also be deposited directly to the tendering member's brokerage account with CIBC WM and will be subject upon withdrawal from such accounts to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such brokerage account.

     It is expected that cash payments for Interests acquired pursuant to the Offer will be derived from: (a) cash on hand; (b) the proceeds of the sale of securities and portfolio assets held by the Fund; and/or (c) possibly borrowings, as described below. The Fund will segregate with its custodian cash or U.S. government securities or other liquid securities equal to the value of the amount estimated to be paid under the Notes, as described above. The Fund has not determined at this time to borrow funds to purchase Interests tendered in connection with the Offer. However, depending on the dollar amount of Interests tendered and prevailing general economic and market conditions, the Fund, in its sole discretion, may decide to fund any portion of the purchase price, subject to compliance with applicable law, from its existing margin facility established with the Fund's prime broker, Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). If the Fund funds any portion of the purchase price in that manner, it will deposit assets in a special custody account with its custodian, The Chase Manhattan Bank, N.A., to serve as collateral for any amounts so borrowed, and if the Fund were to fail to repay any such amounts, Morgan Stanley would be entitled to satisfy the Fund's obligations from the collateral deposited in the special custody account. The Fund expects that the repayment of any amounts borrowed from Morgan Stanley will be financed from additional funds contributed to the Fund by existing and/or new members, or from the proceeds of the sale of securities and portfolio assets held by the Fund.

     7. CERTAIN CONDITIONS OF THE OFFER. The Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying members of such extension. In the event that the Fund so elects to extend the tender period, for the purpose of determining the purchase price for tendered Interests, the net asset value of such Interests will be determined as of a date after December 31, 1999, corresponding to any extension of the Offer. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Fund also reserves the right, at any time and from time to time, up to and including acceptance of tenders pursuant to the Offer, to: (a) cancel the Offer in the circumstances set forth in the following paragraph and in the event of such cancellation not to purchase or pay for any Interests tendered pursuant to the Offer; (b) amend the Offer; and (c) postpone the acceptance of Interests. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify members.

     The Fund may cancel the Offer, amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund's investment objectives and policies in order to purchase Interests tendered pursuant to the Offer; (b) there is, in the judgment of the Board of Managers, any (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Fund, (ii) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State that is material to the Fund, (iii) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Fund has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Fund, (vi) material decrease in the net asset value of the Fund from the net asset value of the Fund as of commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Fund or its members if Interests tendered pursuant to the Offer were purchased; or (c) the Board of Managers determines that it is not in the best interest of the Fund to purchase Interests pursuant to the Offer. However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer.

     8. CERTAIN INFORMATION ABOUT THE FUND. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. It is organized as a Delaware limited liability company. The principal office of the Fund is located at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LLC Agreement.

     The Fund does not have any plans or proposals that relate to or would result in: (a) the acquisition by any person of additional Interests (other than the Fund's intention to accept subscriptions for Interests from time to time in the discretion of the Fund) or the disposition of Interests; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Fund; (c) a sale or transfer of a material amount of assets of the Fund (other than as the Board of Managers determines may be necessary or appropriate to fund any portion of the purchase price for Interests acquired pursuant to this Offer to Purchase or in connection with ordinary portfolio transactions of the Fund); (d) any change in the identity of the investment adviser of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the members of the Board of Managers, to fill any existing vacancy on the Board of Managers or to change any material term of the investment advisory agreement with the Adviser;
(e) any material change in the present distribution policy or indebtedness or capitalization of the Fund; (f) any other material change in the Fund's structure or business, including any plans or proposals to make any changes in its fundamental investment policy for which a vote would be required by Section 13 of the 1940 Act; or (g) any changes in the LLC Agreement or other actions that may impede the acquisition of control of the Fund by any person.

     The Adviser of the Fund is entitled under the terms of the LLC Agreement to receive, subject to certain limitations, the Incentive Allocation, as specified in the LLC Agreement and described in the Confidential Memorandum.

     9. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Fund from members pursuant to the Offer. Members should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Interests by the Fund pursuant to the Offer.

     In general, a member from whom an Interest is purchased by the Fund will be treated as receiving a distribution from the Fund. Such member generally will not recognize income or gain as a result of the purchase, except to the extent (if any) that the amount of consideration received by the member exceeds such member's then adjusted tax basis in such member's Interest. A member's basis in such member's Interest will be reduced (but not below zero) by the amount of consideration received by the member from the Fund in connection with the purchase of such Interest. A member's basis in such member's Interest will be adjusted for income, gain or loss allocated (for tax purposes) to such member for periods prior to the purchase of such Interest. Cash distributed to a member in excess of the adjusted tax basis of such member's Interest is taxable as capital gain or ordinary income, depending on the circumstances. A member whose entire Interest is purchased by the Fund may recognize a loss, but only to the extent that the amount of consideration received from the Fund is less than the member's then adjusted tax basis in such member's Interest.

     10. MISCELLANEOUS. The Offer is not being made to, nor will tenders be accepted from, members in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude members from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

     The Fund has filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting

PFPC at the address and phone numbers set forth on page 2 or from the Securities and Exchange Commission's internet web site, www.sec.gov. For a fee, a copy may be obtained from the public reference office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                                     ANNEX A

                              Financial Statements

                             WYNSTONE PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                       WITH REPORT OF INDEPENDENT AUDITORS

                          PERIOD FROM NOVEMBER 16, 1998
                          (COMMENCEMENT OF OPERATIONS)
                              TO DECEMBER 31, 1998

                             WYNSTONE PARTNERS, L.P.

                              FINANCIAL STATEMENTS


           PERIOD FROM NOVEMBER 16, 1998 (COMMENCEMENT OF OPERATIONS)
                              TO DECEMBER 31, 1998







                                    Contents




Report of Independent Auditors.............................................    1
Statement of Assets, Liabilities and Partners' Capital.....................    2
Statement of Operations....................................................    3
Statement of Changes in Partners' Capital - Net Assets.....................    4
Notes to Financial Statements..............................................    5
Schedule of Portfolio Investments..........................................   14
Schedule of Securities Sold, Not Yet Purchased.............................   16
Schedule of Written Options................................................   17

                           [ERNST & YOUNG LETTERHEAD]

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Wynstone Partners, L.P.

We have audited the accompanying statement of assets, liabilities and partners' capital of Wynstone Partners, L.P., including the schedules of portfolio investments, securities sold, not yet purchased, and written options, as of December 31, 1998, and the related statements of operations and changes in partners' capital - net assets for the period from November 16, 1998 (commencement of operations) to December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1998, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wynstone Partners, L.P. at December 31, 1998, the results of its operations, and the changes in its partners' capital - net assets for the period from November 16, 1998 to December 31, 1998, in conformity with generally accepted accounting principles.



                                             /S/ ERNST & YOUNG LLP

New York, New York
February 12, 1999

WYNSTONE PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                     DECEMBER 31, 1998
ASSETS                                                               ------------------
Cash                                                                       $  6,230
Investments in securities, at market (identified cost - $5,542)               5,704
Dividends receivable                                                             14
Interest receivable                                                               5
                                                                           --------

     TOTAL ASSETS                                                            11,953
                                                                           --------

LIABILITIES

Due to broker                                                                   788
Securities sold, not yet purchased, at market (proceeds of sales - $163)        195
Outstanding options written, at value (premiums received - $125)                114
Administration fee payable                                                        9
Accrued expenses                                                                 99
                                                                           --------

     TOTAL LIABILITIES                                                        1,205
                                                                           --------

         NET ASSETS                                                        $ 10,748
                                                                           ========

PARTNERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions                                                      $ 10,675
Accumulated net investment loss                                                 (72)
Accumulated net realized gain on investments                                      5
Accumulated net unrealized appreciation on investments                          140
                                                                           --------

     PARTNERS' CAPITAL - NET ASSETS                                        $ 10,748
                                                                           ========



The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                           PERIOD FROM
                                                                        NOVEMBER 16, 1998
                                                                         (COMMENCEMENT OF
                                                                          OPERATIONS) TO
                                                                         DECEMBER 31, 1998
                                                                        -------------------
INVESTMENT INCOME
     Interest                                                               $       27
     Dividends                                                                      16
                                                                            ----------
                                                                                    43
                                                                            ----------
EXPENSES
     OPERATING EXPENSES:
         Professional fees                                                          75
         Investor servicing and accounting fee                                      12
         Administration fee                                                         10
         Insurance expense                                                           8
         Individual General Partners' fees and expenses                              6
         Custodian fees                                                              1
         Miscellaneous                                                               3
                                                                            ----------

         TOTAL EXPENSES                                                            115
                                                                            ----------

         NET INVESTMENT LOSS                                                       (72)
                                                                            ----------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS
     REALIZED GAIN ON INVESTMENTS:                                         4
         Investment securities                                                       1
         Written options                                                             4
                                                                            ----------

     NET REALIZED GAIN ON INVESTMENTS                                                5
                                                                            ----------

     NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS                          140
                                                                            ----------

         NET REALIZED AND UNREALIZED GAIN                                          145
                                                                            ----------

         INCREASE IN PARTNERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES   $       73
                                                                            ==========

The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                     PERIOD FROM
                                                                  NOVEMBER 16, 1998
                                                                   (COMMENCEMENT OF
                                                                   OPERATIONS) TO
                                                                  DECEMBER 31, 1998
FROM INVESTMENT ACTIVITIES

     Net investment loss                                               $    (72)
     Net realized gain on investments                                         5
     Net change in unrealized appreciation on investments                   140
                                                                       --------

         INCREASE IN PARTNERS' CAPITAL
            DERIVED FROM INVESTMENT ACTIVITIES                               73

PARTNERS' CAPITAL TRANSACTIONS

     Capital contributions                                               10,675
                                                                       --------

         INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM CAPITAL TRANSACTIONS                                    10,675

         PARTNERS' CAPITAL AT BEGINNING OF PERIOD                             0
                                                                       --------

         PARTNERS' CAPITAL AT END OF PERIOD                            $ 10,748
                                                                       ========






The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENT - DECEMBER 31, 1998
--------------------------------------------------------------------------------

     1.   ORGANIZATION

          Wynstone Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on August 13, 1998. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership's term is perpetual unless the Partnership is otherwise terminated under the terms of the Limited Partnership Agreement. The Partnership's investment objective is to achieve capital appreciation. The Partnership pursues this objective by investing principally in equity securities of U.S. companies engaged in the financial services industry, but it may also invest up to 25% of the value of its total assets in the securities of foreign issuers, including depository receipts relating to foreign securities. Except during periods of adverse market conditions in the financial services industry or in the U.S. equity market generally, the Partnership will invest more than 25% of the value of its total assets in issuers engaged in the financial services industry. The Partnership's investments may include long and short positions in equity securities, fixed-income securities, and various derivatives, including options on securities and stock index options.

          There are three "Individual General Partners" and an "Adviser." CIBC Oppenheimer Advisers, L.L.C. serves as the investment adviser of the Partnership and is responsible for managing the Partnership's investment portfolio. CIBC Oppenheimer Corp. ("CIBC Opco") is the managing member and controlling person of the Adviser and KBW Asset Management Inc. ("KBWAM") is a non-managing member of the Adviser. Investment professionals employed by KBWAM will manage the Partnership's investment portfolio of behalf of the Adviser under the supervision of CIBC Opco.

          The acceptance of initial and additional contributions is subject to approval by the Individual General Partners. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. The Adviser expects that generally it will recommend to the Individual General Partners that the Partnership repurchase interests from Partners twice each year effective at the end of the second fiscal quarter and again at the end of the year.


     2.   SIGNIFICANT ACCOUNTING POLICIES

          The preparation of financial statements in conformity with generally accepted accounting principles requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          the estimates utilized in preparing the Partnership's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

          A. PORTFOLIO VALUATION

          Securities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

          Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by such exchange. Listed options will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

          Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuation for normal institutional size trading units. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          A. PORTFOLIO VALUATION (CONTINUED)

          All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close.

          On occasion, the values of such securities and exchange rates may be affected by events occurring between the time such values or exchange rates are determined and the time that the net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

          B. INCOME TAXES

          No Federal, state or local income taxes will be provided on the profits of the Partnership since the partners are individually liable for their share of the Partnership's income.

     3.   ADMINISTRATION FEE, RELATED PARTY TRANSACTIONS AND OTHER

          CIBC Opco provides certain administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays CIBC Opco a monthly administration fee of .08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month.

          During the period ended December 31, 1998, CIBC Opco earned no brokerage commissions from portfolio transactions executed on behalf of the Partnership. Keefe, Bruyette & Woods, Inc., an affiliated broker of KBWAM, earned $2,586 in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

          The Adviser of the Partnership will serve as the Special Advisory Limited Partner of the

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     3.   ADMINISTRATION FEE, RELATED PARTY TRANSACTIONS AND OTHER (CONTINUED)

          Partnership. In such capacity, the Adviser will be entitled to receive an incentive allocation (the "Incentive Allocation"), charged to the capital account of each Limited Partner as of the last day of each allocation period, of 20% of the amount by which net profits, if any, exceed the positive balance in the Limited Partner's "loss recovery account." The Incentive Allocation will be credited to the Special Advisory Account of the Adviser. During the period ended December 31, 1998, Incentive Allocation to the Special Advisory Account was $21,899.

          Each Independent Individual General Partner who is not an "interested person" of the Partnership, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Any Individual General Partner who is an "interested person" does not receive any annual or other fees from the Partnership. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the period from November 16, 1998 to December 31, 1998, fees paid to the Individual General Partners (including meeting fees and a pro-rata annual retainer) and expenses totaled $5,686.

          The Chase Manhattan Bank serves as Custodian of the Partnership's assets.

          PFPC Inc.  serves as Investor  Services  and  Accounting  Agent to the
          Partnership,   and  in  that  capacity  provides  certain  accounting,
          recordkeeping, tax and investor related services.

     4.   SECURITIES TRANSACTIONS

          Aggregate purchases and sales of investment securities, excluding short-term securities, for the period from November 16, 1998 to December 31, 1998, amounted to $5,919,533 and $382,480, respectively.

          At December 31, 1998, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes. At December 31, 1998, accumulated net unrealized appreciation on investments was $139,860, consisting of $268,723 gross unrealized appreciation and $128,863 gross unrealized depreciation.

          Due to broker primarily represents receivables and payables from unsettled security trades and short sales.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     5.   SHORT-TERM BORROWINGS

          The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. As of December 31, 1998 and for the period then ended, the Partnership had no margin borrowings. The Partnership pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus .875%. The Partnership pledges securities as collateral for the margin borrowings, which are maintained in a segregated account held by the Custodian.

     6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

          In the normal course of business, the Partnership may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward contracts, options and sales of securities not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the statement of assets, liabilities and partners' capital.

          The Partnership maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

          Securities sold, not yet purchased represent obligations of the Partnership to deliver specified securities and thereby creates a liability to purchase such securities in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount indicated in the statement of assets, liabilities and partners' capital.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK (CONTINUED)

          The risk associated with purchasing an option is that the Partnership pays a premium whether or not the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities. As of and for the period ended December 31, 1998, the Partnership purchased 20 put option contracts at a cost of $4,060.

          When the Partnership writes an option, the premium received by the Partnership is recorded as a liability and is subsequently adjusted to the current market value of the option written. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Partnership has realized a gain or loss. In writing an option, the Partnership bears the market risk of an unfavorable change in the price of the security or currency underlying the written option.

          Exercise of an option written by the Partnership could result in the Partnership selling or buying a security or currency at a price different from the current market value.

          Transactions in written options were as follows:

                                   CALL OPTIONS                 PUT OPTIONS
                             -------------------------  ------------------------
                                NUMBER        AMOUNT       NUMBER       AMOUNT
                             OF CONTRACTS   OF PREMIUM  OF CONTRACTS  OF PREMIUM
                             ------------   ----------  ------------  ----------
Beginning balance                      0    $       0            0    $       0
Options purchased                     50       14,037          775      124,144
Options closed                       (21)      (5,318)         (10)      (3,970)
Expired options                       (0)          (0)         (30)      (4,160)
                               ---------    ---------    ---------    ---------
Options outstanding at
December 31, 1998                     29    $   8,719          735    $ 116,014
                               =========    =========    =========    =========

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     7.   FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

          The  Partnership   maintains  positions  in  a  variety  of  financial
          instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:


                                                             NET GAINS
                                                        FOR THE PERIOD ENDED
                                                          DECEMBER 31, 1998
                                                        ----------------------
          Equity securities                                   $129,441
          Equity options                                           690
          Written options                                       14,703
                                                              --------
                                                              $144,834
                                                              ========


          The following table presents the market values of derivative financial instruments and the average market values of those instruments:


                                                            AVERAGE MARKET VALUE
                                     MARKET VALUE AT        FOR THE PERIOD ENDED
                                    DECEMBER 31, 1998         DECEMBER 31, 1998
                                    -----------------       --------------------
        ASSETS:
           Equity options                    $4,750                    $2,375

        LIABILITIES:
           Written options                 (114,190)                 ( 68,439)

          Average market values presented above are based upon month-end market values during the period ended December 31, 1998.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     8.   SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

          The following represents the ratios to average net assets and other supplemental information for the period indicated:

                                                               NOVEMBER 16, 1998
                                                               (COMMENCEMENT OF
                                                                OPERATIONS) TO
                                                               DECEMBER 31, 1998
                                                               -----------------

           Ratio of net investment loss to average net assets       (8.39%) *
           Ratio of operating expenses to average net assets         13.39% *
           Portfolio turnover rate                                   10.75%
           Average commission rate paid                              $0.0600 **
           Total return                                              (1.40%) ***

      *   Annualized.

     ** Average commission rate paid on purchases and sales of investment securities held long.

    *** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Partnership interest on the last day of the period noted, before incentive allocation to the Special Advisory Limited Partner, if any. Total returns for a period of less than a full year are not annualized.

     9.   SUBSEQUENT EVENT

          On January 1, 1999, the Partnership received additional Limited Partner capital contributions of approximately $2,000,000.

     10.  YEAR 2000 (UNAUDITED)

          Like other investment companies, financial and business organizations around the world, the Partnership could be adversely affected if the computer systems it uses and those used by the Partnership's brokers and other major service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Issue."

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     10.  YEAR 2000 (UNAUDITED) (CONTINUED)

          The Partnership has assessed its computer systems and the systems compliance issues of its brokers and other major service providers. The Partnership has taken steps that it believes are reasonably designed to address the Year 2000 Issue with respect to the computer systems it uses and has obtained satisfactory assurances that comparable steps are being taken by its brokers and other major service providers. At this time, however, there can be no assurance that these steps will be sufficient to address all Year 2000 Issues. The inability of the Partnership or its third party providers to timely complete all necessary procedures to address the Year 2000 Issue could have a material adverse effect on the Partnership's operations. Management will continue to monitor the status of and its exposure to this issue. For the period ended December 31, 1998, the Partnership incurred no Year 2000 related expenses, and it does not expect to incur significant Year 2000 expenses in the future.

          The Partnership intends to develop contingency plans intended to ensure that third party non-compliance will not materially affect the Partnership's operations.

WYNSTONE PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS
--------------------------------------------------------------------------------

                                                                                             DECEMBER 31, 1998
                                                                                                MARKET VALUE
SHARES                                                                                       ------------------
                   COMMON STOCKS - 53.02%
                     COMMERCIAL BANKS - CENTRAL US - 12.46%
       10,000        Associated Banc-Corp                                                              $ 341,880
        2,800        Cullen/Frost Bankers, Inc.                                   (a)                    153,650
       14,000        First Midwest Bancorp, Inc.                                                         532,882
       18,000        Prime Bancshares, Inc.                                       (a)                    310,500
                                                                                            ---------------------
                                                                                                       1,338,912
                                                                                            ---------------------

                     COMMERCIAL BANKS - EASTERN US - 6.31%
       20,000        North Fork Bancorporation, Inc.                              (a)                    478,760
       10,000        People's Heritage Financial Group, Inc.                                             200,000
                                                                                            ---------------------
                                                                                                         678,760
                                                                                            ---------------------

                     COMMERCIAL BANKS - SOUTHERN US - 3.00%
        1,900        Colonial BancGroup, Inc.                                                             22,800
        3,800        Compass Bancshares, Inc.                                     (a)                    144,639
        3,500        First American Corp.                                         (a)                    155,313
                                                                                            ---------------------
                                                                                                         322,752
                                                                                            ---------------------

                     COMMERCIAL BANKS - WESTERN US - 0.74%
        3,400        First Security Corp.                                         (a)                     79,475
                                                                                            ---------------------

                     S&L/THRIFTS - CENTRAL US - 6.54%
       20,000        Charter One Financial, Inc.                                                         555,000
        6,400        Commercial Federal Corp.                                     (a)                    148,403
                                                                                            ---------------------
                                                                                                         703,403
                                                                                            ---------------------

                     S&L/THRIFTS - EASTERN US - 14.48%
       13,500        First Essex Bancorp, Inc.                                    (a)                    243,000
       17,500        Reliance Bancorp, Inc.                                                              486,728
       25,000        Seacoast Financial Services Corp. *                          (a)                    256,250
       40,000        Sovereign Bancorp, Inc.                                      (a)                    570,000
                                                                                            ---------------------
                                                                                                       1,555,978
                                                                                            ---------------------

The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                             DECEMBER 31, 1998
                                                                                                MARKET VALUE
SHARES                                                                                       -----------------
                   COMMON STOCKS (CONTINUED)
                     SUPER - REGIONAL BANKS - US - 9.49%
        4,400        Banc One Corp.                                                                    $ 224,677
       10,000        Keycorp                                                                             320,000
        7,000        U.S. Bancorp                                                                        248,500
        5,000        Union Planters Corp.                                                                226,565
                                                                                            ---------------------
                                                                                                       1,019,742
                                                                                            ---------------------

                     TOTAL COMMON STOCKS (COST $5,537,865)                                             5,699,022
                                                                                            =====================



   NUMBER
OF CONTRACTS
                   PUT OPTIONS - 0.05%
                     COMMERCIAL BANKS - CENTRAL US - 0.05%
           20        Firstar Corp., 1/16/99, $90.00                                                        4,750
                                                                                            ---------------------

                     TOTAL PUT OPTIONS (COST $4,060)                                                       4,750
                                                                                            =====================

                     TOTAL INVESTMENTS (COST $5,541,925) - 53.07%                                      5,703,772
                                                                                            =====================

                     OTHER ASSETS, LESS LIABILITIES - 46.93%                                           5,044,697
                                                                                            ---------------------

                     NET ASSETS - 100%                                                              $ 10,748,469
                                                                                            =====================



(a) Partially or wholly held in a pledged account by the Custodian as collateral for open written options.

* Non-income producing security.


The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

SCHEDULE OF SECURITIES SOLD, NOT YET PURCHASED
--------------------------------------------------------------------------------

                                                                                             DECEMBER 31, 1998
                                                                                                MARKET VALUE
SHARES                                                                                       -----------------
                   SHORT COMMON STOCK - (1.82%)
                     COMMERCIAL BANKS - CENTRAL US - (1.82%)
        2,100        Firstar Corp.                                                                    $ (195,300)
                                                                                            ---------------------

                     TOTAL SHORT COMMON STOCK (PROCEEDS $162,770)                                     $ (195,300)
                                                                                            =====================


















The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

SCHEDULE OF WRITTEN OPTIONS
--------------------------------------------------------------------------------




   NUMBER                                                                                DECEMBER 31, 1998
OF CONTRACTS                                                                                MARKET VALUE
------------                                                                             -----------------
               WRITTEN CALL OPTIONS - (0.49%)
                 COMMERCIAL BANKS - CENTRAL US - (0.49%)                                          $ (52,200)
       29        Firstar Corp., 1/16/99, $75.00                                                    $ (52,200)
                                                                                        ---------------------

                 TOTAL WRITTEN CALL OPTIONS (PROCEEDS $8,719)                                        (52,200)
                                                                                        =====================

               WRITTEN PUT OPTIONS - (0.58%)
                 COMMERCIAL BANKS - EASTERN US - (0.28%) $20.00                                     (1,875)
       50        North Fork Bancorporation, Inc., 2/20/99, $20.00                                     (1,875)
      200        People's Heritage Financial Group, Inc., 2/20/99, $20.00                            (23,760)
      135        Summit Bancorp, 1/16/99, $40.00                                                      (4,226)
                                                                                        ---------------------
                                                                                                     (29,861)
                                                                                        ---------------------

                 COMMERCIAL BANKS - SOUTHERN US - (0.03%)
       50        Colonial Bancgroup, Inc., 1/16/99, $12.50                                            (3,440)
                                                                                        ---------------------

                 SUPER - REGIONAL BANKS - US - (0.27%)
       20        Banc One Corp., 1/16/99, $50.00                                                      (1,250)
      100        Fleet Financial Group, Inc., 1/16/99, $40.00                                         (1,250)
       50        Keycorp, 3/20/99, $30.00                                                             (7,500)
       50        U.S. Bancorp, 1/16/99, $35.00                                                        (3,750)
       30        U.S. Bancorp, 3/20/99, $30.00                                                        (2,439)
       50        U.S. Bancorp, 3/20/99, $35.00                                                       (12,500)
                                                                                        ---------------------
                                                                                                     (28,689)
                                                                                        ---------------------

                 TOTAL WRITTEN PUT OPTIONS (PROCEEDS $116,014)                                       (61,990)
                                                                                        =====================

                 TOTAL OPTIONS WRITTEN (PROCEEDS $124,733)                                        $ (114,190)
                                                                                        =====================




The accompanying notes are an integral part of these financial statements.

                             WYNSTONE PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                            FOR THE SIX MONTHS ENDED
                                  JUNE 30, 1999
                                   (UNAUDITED)

                             WYNSTONE PARTNERS, L.P.

                              FINANCIAL STATEMENTS


                            FOR THE SIX MONTHS ENDED
                                  JUNE 30, 1999

                                   (UNAUDITED)







                                    Contents





Statement of Assets, Liabilities and Partners' Capital....................    1
Statement of Operations...................................................    2
Statement of Changes in Partners' Capital - Net Assets....................    3
Notes to Financial Statements.............................................    4
Results of Special Meeting................................................   12
Schedule of Portfolio Investments.........................................   13
Schedule of Written Options...............................................   16

WYNSTONE PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                  JUNE 30, 1999
ASSETS                                                             (UNAUDITED)
                                                                  --------------
Cash                                                                   $  3,840
Investments in securities, at market (identified cost - $10,866)         11,682
Due from broker                                                             305
Dividends receivable                                                         18
Interest receivable                                                           3
Prepaid expenses                                                              7
                                                                       --------

       TOTAL ASSETS                                                      15,855
                                                                       --------

LIABILITIES

Outstanding options written, at value (premiums received - $436)            404
Management fee payable                                                       12
Payable to affiliate                                                         40
Accrued expenses                                                            207
                                                                       --------

       TOTAL LIABILITIES                                                    663
                                                                       --------

             NET ASSETS                                                $ 15,192
                                                                       ========

PARTNERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions - net                                            $ 14,203
Accumulated net investment loss                                            (193)
Accumulated net realized gain on investments                                334
Accumulated net unrealized appreciation                                     848
                                                                       --------

       PARTNERS' CAPITAL - NET ASSETS                                  $ 15,192
                                                                       ========



The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                          SIX MONTHS ENDED
                                                                           JUNE 30, 1999
                                                                            (UNAUDITED)
                                                                          -----------------
INVESTMENT INCOME
    Interest                                                                 $      108
    Dividends                                                                        65
                                                                             ----------
                                                                                    173
                                                                             ----------
EXPENSES
    OPERATING EXPENSES:
       Professional fees                                                            101
       Administration fees                                                           70
       Investor servicing and accounting fees                                        63
       Insurance expense                                                             33
       Individual General Partners' fees and expenses                                13
       Custodian fees                                                                 7
       Miscellaneous                                                                  6
                                                                             ----------
          TOTAL OPERATING EXPENSES                                                  293
       Dividends on securities sold, not yet purchased                                1
                                                                             ----------
          TOTAL EXPENSES                                                            294
                                                                             ----------

          NET INVESTMENT LOSS                                                      (121)
                                                                             ----------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS
    REALIZED GAIN (LOSS) ON INVESTMENTS:
       Investment securities                                                         23
       Purchased options                                                             55
       Written options                                                              279
       Securities sold, not yet purchased                                           (28)
                                                                             ----------

          NET REALIZED GAIN ON INVESTMENTS                                          329
                                                                             ----------

    NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS                            708
                                                                             ----------

          NET REALIZED AND UNREALIZED GAIN                                        1,037
                                                                             ----------

          INCREASE IN PARTNERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES   $      916
                                                                             ==========


The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                        SIX MONTHS            PERIOD FROM
                                                           ENDED            NOVEMBER 16, 1998
                                                       JUNE 30, 1999  (COMMENCEMENT OF OPERATIONS)
                                                        (UNAUDITED)        TO DECEMBER 31, 1998
                                                       -------------  ----------------------------
FROM INVESTMENT ACTIVITIES

    Net investment loss                                  $     (121)           $      (72)
    Net realized gain on investments                            329                     5
    Net change in unrealized appreciation on
       investments                                              708                   140
                                                         ----------            ----------

       INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM INVESTMENT ACTIVITIES                          916                    73
                                                         ----------            ----------

PARTNERS' CAPITAL TRANSACTIONS

    Capital contributions                                     3,550                10,675
    Capital withdrawals                                         (22)                   (0)
                                                         ----------            ----------

       INCREASE IN PARTNERS' CAPITAL
            DERIVED FROM CAPITAL TRANSACTIONS                 3,528                10,675

       PARTNERS' CAPITAL AT BEGINNING OF PERIOD              10,748                     0
                                                         ----------            ----------

       PARTNERS' CAPITAL AT END OF PERIOD                $   15,192            $   10,748
                                                         ==========            ==========


The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENTS - JUNE 30, 1999 (UNAUDITED)
--------------------------------------------------------------------------------

     1.   ORGANIZATION

          Wynstone Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on August 13, 1998. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership's term is perpetual unless the Partnership is otherwise terminated under the terms of the Limited Partnership Agreement dated as of September 2, 1998.

          The Partnership's investment objective is to achieve capital appreciation. The Partnership pursues this objective by investing principally in equity securities of U.S. companies engaged in the financial services industry, but it may also invest up to 25% of the value of its total assets in the securities of foreign issuers, including depository receipts relating to foreign securities. Except during periods of adverse market conditions in the financial services industry or in the U.S. equity market generally, the Partnership will invest more than 25% of the value of its total assets in issuers engaged in the financial services industry. The Partnership's investments may include long and short positions in equity securities, fixed-income securities, and various derivatives, including options on securities and stock index options.

          There are four "Individual General Partners", who serve as the governing board of the Partnership, and an "Adviser." CIBC Oppenheimer Advisers, L.L.C. (the "Adviser") serves as the investment adviser of the Partnership and is responsible for managing the Partnership's
          investment   portfolio.   CIBC  World  Markets  Corp.  (formerly  CIBC
          Oppenheimer Corp.) is the managing member and controlling person of the Adviser, and KBW Asset Management, Inc. ("KBWAM") is a non-managing member of the Adviser. Investment professionals employed by KBWAM manage the Partnership's investment portfolio on behalf of the Adviser under the supervision of CIBC World Markets Corp. ("CIBC WM").

          The acceptance of initial and additional contributions is subject to approval by the Individual General Partners. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. The Adviser expects that it will recommend to the Individual General Partners that the Partnership offer to repurchase interests from Partners at the end of 1999. Thereafter, the Adviser expects that generally it will recommend to the Individual General Partners that the Partnership offer to repurchase interests from Partners twice each year, effective at the end of the second fiscal quarter and again at the end of the year.

     2.   SIGNIFICANT ACCOUNTING POLICIES

          The preparation of financial statements in conformity with generally accepted accounting principles

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in the preparing of the Partnership's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

          A. PORTFOLIO VALUATION

          Securities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

          Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite asked prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or asked prices (in the case of securities held short) as reported by such exchange. Listed options will be valued at their bid prices (or asked prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or asked prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value in accordance with procedures adopted in good faith by the Individual General Partners.

          Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuation for normal institutional size trading units. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

          All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          A. PORTFOLIO VALUATION (CONTINUED)

          to such close. On occasion, the values of such securities and exchange rates may be affected by events occurring between the time such values or exchange rates are determined and the time that the net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities will be valued at fair value in accordance with procedures adopted in good faith by the Individual General Partners.

          B. INCOME TAXES

          No provision for the payment of Federal, state or local income taxes on the profits of the Partnership will be made. The partners are individually liable for the income taxes on their share of the Partnership's income.

     3.   ADMINISTRATION FEE, RELATED PARTY TRANSACTIONS AND OTHER

          CIBC WM provides certain administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays CIBC WM a monthly administration fee of .08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month.

          Payable to affiliate represents insurance expense in the amount of $40,170 paid on behalf of the Partnership by CIBC WM.

          During the six months ended June 30, 1999, CIBC WM earned no brokerage commissions from portfolio transactions executed on behalf of the Partnership. Keefe, Bruyette & Woods, Inc., an affiliated broker of KBWAM, earned $5,570 in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

          The Adviser of the Partnership will serve as the Special Advisory Limited Partner of the Partnership. In such capacity, the Adviser will be entitled to receive an incentive allocation (the "Incentive Allocation"), charged to the capital account of each Limited Partner as of the last day of each allocation period, of 20% of the amount by which net profits, if any, exceed the positive balance in the Limited Partner's "loss recovery account". The Incentive Allocation will be credited to the Special Advisory Account of the Adviser.

          Each Independent Individual General Partner who is not an "interested person" of the Partnership as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Any Individual General Partner who is an "interested person" does not receive any annual or other fees

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     3.   ADMINISTRATION FEE, RELATED PARTY TRANSACTIONS AND OTHER (CONTINUED)

          from the Partnership. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the six months ended June 30, 1999, fees (including meeting fees and an annual retainer) and expenses paid to the Individual General Partners totaled $19,500.

          Chase Manhattan Bank serves as Custodian of the Partnership's assets.

          PFPC Inc.  serves as Investor  Services  and  Accounting  Agent to the
          Partnership,   and  in  that  capacity  provides  certain  accounting,
          recordkeeping, tax and investor related services.

     4.   SECURITIES TRANSACTIONS

          Aggregate purchases and sales of investment securities, excluding short-term securities, for the six months ended June 30, 1999, amounted to $12,679,320 and $7,444,072, respectively.

          At June 30, 1999, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes. At June 30, 1999, accumulated net unrealized appreciation on investments was $848,360, consisting of $1,013,877 gross unrealized appreciation and $165,517 gross unrealized depreciation.

          Due from broker represents receivables and payables from unsettled security trades and securities sold, not yet purchased.

     5.   SHORT-TERM BORROWINGS

          The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. As of June 30, 1999 and for the period then ended, the Partnership had no margin borrowings. The Partnership pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus .875%. The Partnership pledges securities as collateral for the margin borrowings, which are maintained in a segregated account, held by the Custodian. As of June 30, 1999 and for the period then ended, the Partnership had no outstanding margin borrowings.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

          In the normal course of business, the Partnership may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward contracts, options and securities sold, not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off- balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the Statement of Assets, Liabilities and Partners' Capital.

          The Partnership maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

          Securities sold, not yet purchased represent obligations of the Partnership to deliver specified securities and thereby creates a liability to purchase such securities in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount indicated in the Statement of Assets, Liabilities and Partners' Capital.

          The risk associated with purchasing an option is that the Partnership pays a premium whether or not the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counter party not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities. As of and for the six months ended June 30, 1999, the Partnership purchased 28 call option contracts at a cost of $69,384.

          When the Partnership writes an option, the premium received by the Partnership is recorded as a liability and is subsequently adjusted to the current market value of the option written. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Partnership has realized a gain or loss. In writing an option, the Partnership bears the market risk of an unfavorable change in the price of the security or currency underlying the written option.

          Exercise of an option written by the Partnership could result in the Partnership selling or buying a security or currency at a price different from the current market value.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK (CONTINUED)

          Transactions in written options were as follows:

                                   CALL OPTIONS                       PUT OPTIONS
                           ---------------------------       ---------------------------
                              NUMBER          AMOUNT OF         NUMBER          AMOUNT OF
                           OF CONTRACTS        PREMIUM       OF CONTRACTS        PREMIUM
                           ------------        -------       ------------        -------
Beginning balance                   29        $   8,719              735        $ 116,014
Options written                  1,711          484,578            1,964          616,036
Options closed                  (1,032)        (335,504)          (1,439)        (326,297)
Expired options                      0                0             (673)        (127,618)
                             ---------        ---------        ---------        ---------
Options outstanding at
June 30, 1999                      708        $ 157,793              587        $ 278,135
                             =========        =========        =========        =========

     7.   FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

          The  Partnership   maintains  positions  in  a  variety  of  financial
          instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                             NET GAINS
                                                      FOR THE SIX MONTHS ENDED
                                                           JUNE 30, 1999
                                                      ------------------------
          Equity securities                                 $  663,790
          Equity options                                        73,410
          Written options                                      300,278
                                                            ----------

          Total                                             $1,037,478
                                                            ==========

          The following table presents the market values of derivative financial instruments and the average market values of those instruments:

                                                       AVERAGE MARKET VALUE FOR
                                   MARKET VALUE AT       THE SIX MONTHS ENDED
                                   JUNE  30, 1999           JUNE  30, 1999
                                   --------------       ----------------------
        Assets:
           Equity options                $ 88,550                 $ 56,233
        Liabilities:
           Written options             ($ 403,969)              ($ 320,982)

          Average market values presented above are based upon month-end market values during the six months ended June 30, 1999.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     8.   SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

          The following represents the ratios to average net assets and other supplemental information for the period indicated:

                                                                                NOVEMBER 16, 1998
                                                   SIX MONTHS                   (COMMENCEMENT OF
                                                      ENDED                      OPERATIONS) TO
                                                   JUNE 30, 1999                DECEMBER 31, 1998
                                               -----------------            -------------------------
Ratio of net investment loss to average net assets      (1.79%)*                     (8.39%)*
Ratio of operating expenses to average net assets        4.35%*                      13.39%*
Portfolio turnover rate                                 76.00%                       10.75%
Average commission rate paid                         $ 0.0583**                   $ 0.0600**
Total return                                             6.20%***                    (1.40%)***

       *  Annualized.

      ** Average commission rate paid on purchases and sales of investment securities held long.

     *** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Limited Partnership interest on the last day of the period noted, before incentive allocation to the Special Advisory Limited Partner, if any. Total returns for a period of less than a full year are not annualized.

     9.   YEAR 2000

          Like other investment companies and financial and business organizations around the world, the Partnership could be adversely affected if the computer systems it uses and those used by the Partnership's brokers and other major service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Issue."

          The Partnership has assessed its computer systems and the systems compliance issues of its brokers and other major service providers. The Partnership has taken steps that it believes are reasonably designed to address the Year 2000 Issue with respect to the computer systems it uses and has obtained satisfactory assurances that comparable steps are being taken by its brokers and other major service providers. At this time, however, there can be no assurance that these steps will be sufficient to address all Year 2000 Issues. The inability of the Partnership or its third party providers to timely complete all necessary procedures to address the Year 2000 Issue could have a material adverse effect on the Partnership's operations. Management will continue to monitor the status of and its exposure to this issue. For the six months ended June 30, 1999, the Partnership incurred no Year 2000 related expenses, and it does not expect to incur significant Year 2000 expenses in the future.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

     9.   YEAR 2000 (CONTINUED)

          The Partnership intends to develop contingency plans designed to ensure that third party non-compliance will not materially affect the Partnership's operations.

WYNSTONE PARTNERS, L.P.

RESULTS OF SPECIAL MEETING
--------------------------------------------------------------------------------

          The Partnership held a Special Meeting of the Limited Partners on June 25, 1999. The purpose of the meeting was to vote on proposals to convert Wynstone Partners, L.P. from a Delaware limited partnership to a Delaware limited liability company and to adopt the proposed limited liability company agreement. A total of 21 partners, representing $10,288,490 of interests in Wynstone Partners, L.P. and 67.78% of the votes eligible to be cast at the Special Meeting, voted to approve the conversion and adopt the agreement. The limited partners also elected four persons to serve as Managers of the limited liability company and ratified the selection of Ernst & Young LLP to serve as the independent accountant for the Partnership for the year ending December 31, 1999. The following provides information concerning the matters voted on at the meeting:

     I. PROPOSALS TO CONVERT WYNSTONE PARTNERS, L.P. FROM A DELAWARE LIMITED PARTNERSHIP TO A DELAWARE LIMITED LIABILITY COMPANY AND TO ADOPT THE PROPOSED LIMITED LIABILITY COMPANY AGREEMENT

                 VOTES FOR            VOTES AGAINST              VOTES ABSTAINED
                 ---------            --------------             ---------------
               $ 10,288,490                $ 0                         $ 0

          Effective   July  1,  1999,  the  conversion  was  completed  and  the
          Partnership changed its name to Wynstone Fund, L.L.C.

     II.  ELECTION OF MANAGERS OF LIMITED LIABILITY COMPANY

             NOMINEE                        VOTES FOR             VOTES WITHHELD
             -------                        ---------             --------------
             Jesse H. Ausubel              $ 3,859,471             $ 6,429,019
             Paul Belica                   $ 3,859,471             $ 6,429,019
             Charles F. Barber             $ 3,859,471             $ 6,429,019
             Thomas W. Brock               $ 3,859,471             $ 6,429,019

     III. RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANT OF THE PARTNERSHIP

                  VOTES FOR            VOTES AGAINST             VOTES ABSTAINED
                  ---------            --------------            ---------------
                $ 10,288,490                $ 0                       $ 0

WYNSTONE PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                      JUNE 30, 1999
  SHARES                                                                                               MARKET VALUE
  ------                                                                                          -------------------------
              COMMON STOCKS - 76.32%
                COMMERCIAL BANKS - CENTRAL U.S. - 6.42%
       10,000      Cullen/Frost Bankers, Inc.                                               (a)                   $ 275,630
       14,000      First Midwest Bancorp, Inc.                                              (a)                     556,500
       10,700      Sterling Bancshares, Inc.                                                                        143,112
                                                                                                   -------------------------
                                                                                                                    975,242
                                                                                                   -------------------------

                COMMERCIAL BANKS - EASTERN U.S. - 15.09%
       10,914      Chittenden Corp.                                                                                 341,063
        1,000      Independent Bank Corp.                                                                            15,750
        8,240      Investors Financial Services Corp.                                                               329,600
          530      M & T Bank Corp.                                                                                 291,500
       27,000      Peoples Heritage Financial Group, Inc.                                   (a)                     507,951
        7,100      Summit Bancorp                                                                                   296,872
        5,500      U.S. Trust Corp.                                                                                 508,750
                                                                                                   -------------------------
                                                                                                                  2,291,486
                                                                                                   -------------------------
                COMMERCIAL BANKS - SOUTHERN U.S. - 10.90%
          300      CCB Financial Corp.                                                                               15,788
        7,600      Centura Banks, Inc.                                                                              428,450
       16,300      Colonial BancGroup, Inc.                                                                         227,189
       13,199      Compass Bancshares, Inc.                                                 (a)                     359,673
       10,300      First American Corp.                                                     (a)                     428,099
        9,000      National Commerce Bancorp                                                                        196,875
                                                                                                   -------------------------
                                                                                                                  1,656,074
                                                                                                   -------------------------

                COMMERCIAL BANKS - WESTERN U.S. - 6.80%
        4,500      City National Corp.                                                                              168,471
       16,400      First Security Corp.                                                     (a)                     446,900
        3,850      UCBH Holdings, Inc. *                                                                             69,061
        8,000      Western Bancorp                                                                                  348,000
                                                                                                   -------------------------
                                                                                                                  1,032,432
                                                                                                   -------------------------

                FINANCE - CREDIT CARD - 2.56%
        2,400      Capital One Fnancial Corp.                                                                       133,651
        6,200      MBNA Corp.                                                                                       189,875
          700      Providian Financial Corp.                                                                         65,275
                                                                                                   -------------------------
                                                                                                                    388,801
                                                                                                   -------------------------

The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                      JUNE 30, 1999
  SHARES                                                                                               MARKET VALUE
  ------                                                                                        -------------------------
              COMMON STOCKS - (CONTINUED)
                   MONEY CENTER BANKS - 1.93%
        8,000    Bank of New York Co., Inc.                                               (a)                   $ 293,504
                                                                                                 -------------------------

              S&L/THRIFTS - CENTRAL U.S. - 4.12%
        6,400    Commercial Federal Corp.                                                 (a)                     148,403
       18,730    St. Paul Bancorp, Inc.                                                                           477,615
                                                                                                 -------------------------
                                                                                                                  626,018
                                                                                                 -------------------------

              S&L/THRIFTS - EASTERN U.S. - 7.18%
       10,000    Reliance Bancorp, Inc.                                                                           276,250
       29,000    Seacoast Financial Services Corp. *                                      (a)                     329,875
       40,000    Sovereign Bancorp, Inc.                                                  (a)                     485,000
                                                                                                 -------------------------
                                                                                                                1,091,125
                                                                                                 -------------------------

              SUPER-REGIONAL BANKS - U.S. - 21.32%
       11,400    Bank One Corp.                                                           (a)                     679,018
        4,200    Comerica, Inc.                                                                                   249,640
       23,400    KeyCorp                                                                  (a)                     751,725
       28,000    Mellon Bank Corp.                                                        (a)                   1,018,500
       11,500    U.S. Bancorp                                                             (a)                     383,813
        3,500    Union Planters Corp.                                                                             156,408
                                                                                                 -------------------------
                                                                                                                3,239,104
                                                                                                 -------------------------

                 TOTAL COMMON STOCKS (COST $10,796,551)                                                      $ 11,593,786
                                                                                                 =========================

The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------

   NUMBER OF                                                                                             JUNE 30, 1999
   CONTRACTS                                                                                              MARKET VALUE
   ---------                                                                                     --------------------------
                CALL OPTIONS - 0.58%
                  SUPER-REGIONAL BANKS- U.S. - 0.58%
          28          SunTrust Banks,Inc., 01/22/00, $40.00                                                        $ 88,550
                                                                                                  -------------------------

                      TOTAL CALL OPTIONS (COST $69,384)                                                              88,550
                                                                                                  =========================

                      TOTAL INVESTMENTS (COST  $10,865,935) - 76.90%                                             11,682,336
                                                                                                  =========================

                      OTHER ASSETS, LESS LIABILITIES - 23.10%                                                     3,509,767
                                                                                                  -------------------------

                     NET ASSETS - 100%                                                                         $ 15,192,103
                                                                                                  =========================

















(a) Partially or wholly held in a pledged account by the Custodian as collateral for open written options

*    Non-income producing security.

The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------



NUMBER OF                                                                                             JUNE 30, 1999
CONTRACTS                                                                                              MARKET VALUE
---------                                                                                         --------------------------
              WRITTEN CALL OPTIONS - (1.01%)
                COMMERCIAL BANKS - EASTERN U.S. - (0.15%)
           71      Summit Bancorp, 01/22/00, $42.50                                                               $ (23,075)
                                                                                                   -------------------------

                COMMERCIAL BANKS - SOUTHERN U.S. - (0.19%)
           20      Compass Bancshares, Inc., 07/17/99, $23.38                                                       (12,750)
           86      Hibernia Corp., 10/16/99, $17.50                                                                  (9,675)
           90      National Commerce Bancorp, 07/17/99, $22.50                                                       (6,192)
                                                                                                   -------------------------
                                                                                                                    (28,617)
                                                                                                   -------------------------

                COMMERCIAL BANKS - WESTERN U.S. - (0.06%)
           45      City National Corp., 11/20/99, $40.00                                                             (8,438)
                                                                                                   -------------------------

                FINANCE - CREDIT CARDS - (0.28%)
           41      MBNA Corp., 01/22/00, $26.63                                                                     (42,281)
                                                                                                   -------------------------

                S&L/THRIFTS - EASTERN U.S. - (0.16%)
           25      Sovereign Bancorp, Inc., 01/22/00, $12.50                                                         (4,845)
          200      Sovereign Bancorp, Inc., 01/22/00, $15.00                                                        (18,760)
           70      Sovereign Bancorp, Inc., 07/17/99, $15.00                                                           (875)
                                                                                                   -------------------------
                                                                                                                    (24,480)
                                                                                                   -------------------------

                SUPER-REGIONAL BANKS- U.S. - (0.17%)
           60      Bank One Corp., 01/22/00, $65.00                                                                 (26,250)
                                                                                                   -------------------------

                   TOTAL WRITTEN CALL OPTIONS (PREMIUMS $157,793)                                                  (153,141)
                                                                                                   =========================


              WRITTEN PUT OPTIONS - (1.65%)
                COMMERCIAL BANKS - SOUTHERN U.S. - (0.35%)
           40      First American Corp., 09/18/99, $40.00                                                            (7,000)
           40      First American Corp., 09/18/99, $45.00                                                           (19,000)
           52      Mercantile Bank, 12/18/99, $55.00                                                                (17,550)
           70      National Commerce Bank, 07/17/99, $22.50                                                          (9,625)
                                                                                                   -------------------------
                                                                                                                    (53,175)
                                                                                                   -------------------------

The accompanying notes are an integral part of these financial statements.

WYNSTONE PARTNERS, L.P.

--------------------------------------------------------------------------------


NUMBER OF                                                                                             JUNE 30, 1999
CONTRACTS                                                                                              MARKET VALUE
---------                                                                                         --------------------------
              WRITTEN PUT OPTIONS - (CONTINUED)
                FINANCE - CREDIT CARD - (0.46%)
           33      Capital One Financial Corp., 09/18/99, $46.63                                                   $ (3,920)
           30      Capital One Financial Corp., 09/18/99, $58.38                                                    (22,875)
           30      Capital One Financial Corp., 12/18/99, $56.67                                                    (21,000)
           50      Capital One Financial Corp., 12/18/99, $51.63                                                    (22,500)
                                                                                                   -------------------------
                                                                                                                    (70,295)
                                                                                                   -------------------------

                MONEY CENTER BANKS - (0.08%)
           23      Bank of America Corp., 08/21/99, $70.00                                                           (5,320)
           20      Chase Manhattan Corp., 09/18/99, $80.00                                                           (6,500)
                                                                                                   -------------------------
                                                                                                                    (11,820)
                                                                                                   -------------------------

                SUPER-REGIONAL BANKS - U.S. - (0.76%)
           28      Bank One Corp., 08/21/99, $60.00                                                                  (9,100)
           26      Comerica, Inc., 07/17/99, $60.00                                                                  (4,875)
          125      U.S. Bancorp, 01/22/00, $40.00                                                                   (95,313)
           20      Wachovia Corp., 08/21/99, $85.00                                                                  (6,250)
                                                                                                   -------------------------
                                                                                                                   (115,538)
                                                                                                   -------------------------

                     TOTAL WRITTEN PUT OPTIONS (PREMIUMS $278,135)                                                 (250,828)
                                                                                                   =========================

                     TOTAL OPTIONS WRITTEN (PREMIUMS $435,928)                                                   $ (403,969)
                                                                                                   =========================


The accompanying notes are an integral part of these financial statements.